CONSULTING SERVICES AGREEMENT

This Consulting Agreement (this "Agreement"), dated as of October 1, 2018 (the "Effective Date") is entered into and made by and between 168 Capital, Inc., a New York corporation, with offices located at 620 West 42nd Street, New York, NY 10036 ("Consultant") and **Healthcare Solutions Holdings, Inc**., a Delaware corporation, with offices located at 1409 S Lamar, Apartment 237, Dallas, TX 75215 (the "Company"). Individually, the Consultant and the Company shall be known as a "Party," and collectively, as the "Parties."

WHEREAS, the Consultant is in the business of providing general business, advisory and transaction, support, and consulting services (the "Consulting Services") to corporate entities seeking assistance to maximize their business' operational growth and development; and

WHEREAS, the Company desires to retain Consultant to render such Consulting Services, on the terms and conditions as set forth herein, and Consultant desires to be retained by the Company on such terms and conditions.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Company and Consultant hereby agree as follows:

1. **Consulting Relationship.** This Consulting Agreement (this "Agreement") will apply to Consultant's consulting relationship with the Company. If that relationship ends and the Company, within one (1) year thereafter, either employs Consultant or re-engages Consultant as a consultant, this Agreement, will also apply to such later employment or consulting relationship, unless the parties hereto otherwise agree in writing. Any employment or consulting relationship between the parties hereto, whether commenced prior to, upon or after the date of this Agreement, is referred to herein as the "Relationship." During the term of this Agreement, Consultant will provide consulting services to the Company as described on Exhibit A hereto (the "Services"). Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant's reasonable efforts to perform the Services such that the results are satisfactory to the Company.

2. **Fees.** As consideration for the Services provided by Consultant and other obligations, the Company shall pay to Consultant the amounts specified in Exhibit B hereto at the times specified therein. All fees payable under this Agreement shall be deemed fully earned and irrevocable upon payment.

3. **Expenses.** Consultant shall not be authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the Services except for reasonable out-of-pocket expenses that are approved in advance by [who] at the Company, including such items as travel and lodging. Expense reimbursement is conditioned on Consultant receiving prior written approval for expenses, and the providing of monthly expense invoices with original receipts to Company. The Company shall pay approved monthly invoice within fifteen (15) days of its receipt. As a condition to receipt of reimbursement for an expense, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement. Consultant reserves the

right to request payment in advance to Consultant or vendor for significant authorized expenses.

4. Confidential Information

a. In performing the Consulting Services, the Consultant may receive from the Company, or Consultant may have access to, or be disclosed, confidential and proprietary information. "Confidential Information" means all information, whether of a technical, business, or any other nature, including all patents, copyrights and trademarks disclosed in any manner, whether verbally, electronically, visually or in a written or other tangible form, which is either identified as confidential or proprietary or which should be reasonably understood to be confidential or proprietary in nature, with respect to the Company. Confidential Information shall also include (i) the terms and conditions of this Agreement (including, without limitation, the nature and substance of the Consulting Services); and (ii) all information or work product (including any deliverables) of any kind obtained or developed by the Consultant as a result of the Consulting Services performed hereunder.

b. Confidential Information does not include any information that (i) is now or subsequently becomes publicly available without breach of this Agreement; (ii) can be demonstrated to have been lawfully known to the Consultant at the time of its receipt from the Company; (iii) is rightfully received by Consultant from a third-party who did not acquire or disclose such information by a wrongful or tortious act; or (iv) can be shown by documentation to have been independently developed by the Consultant without reference to any Confidential Information of the Company.

c. Consultant (i) shall keep the Company's Confidential Information in strict confidence; and (ii) shall not disclose any Company Confidential Information to anyone other than its employees (on a need to know basis), and to any other necessary third parties, including the Company's employees, its partners, distributors, etc., without the Company's prior written consent. The Consultant shall not use, or permit others to use, the Company's Confidential Information for any purpose other than for performing the Consulting Services hereunder.

d. Consultant shall take all reasonable measures to avoid disclosure, dissemination or unauthorized use of the Company's Confidential Information, including, at a minimum, those measures it takes to protect its own Confidential Information of a similar nature, which shall not be less than the care a reasonable person would use under similar circumstances.

e. If required to disclose the Company's Confidential Information pursuant to applicable federal, state or local law, regulation, court order, or other legal process, Consultant shall give the Company prior written notice of such required disclosure and, to the extent reasonably possible, shall give the Company an opportunity to contest such required disclosure at the Company's sole expense.

f. Consultant shall notify the Company immediately, in writing, in the event Consultant

learns of any unauthorized possession, use or knowledge of the Company's Confidential Information or materials containing such Confidential Information, and will cooperate with the Company in any proceeding against any third parties necessary to protect the Company's rights with respect to the Confidential Information.

g. The Company, or a relevant third party, as the case may be, retains all right, title and interest in and to its Confidential Information, including any intellectual property rights thereof, and Consultant shall have no rights, by license or otherwise, to use or disclose Confidential Information except as otherwise expressly provided herein.

h. Disclosure or use of the Company's Confidential Information in violation of this Agreement could cause irreparable harm to the Company for which monetary damages may be difficult to ascertain or are an inadequate remedy. Therefore, the Company shall have the right, in addition to its other rights and remedies, to seek and obtain injunctive relief for any violation of this Agreement. Consultant shall pay the Company its attorney's fees in the event it prevails in any action to enforce this Agreement against Consultant.

5 **Intellectual Property**

a. All right, title, and interest in and to the intellectual property rights in the work product developed hereunder hereby vests solely and exclusively with the Company. To the extent possible, all work product created shall be considered "work made for hire." In no event shall this Agreement grant by implication, a license to any intellectual property rights, except as otherwise expressly authorized, and agreed. For purposes of this Agreement, intellectual property rights shall mean all those rights and interests, whether by statute or under common law, relating to copyrights, patents, trademarks, trade secrets, or any similar rights.

b. To the extent, if any, that ownership of work product does not automatically vest in the Company by virtue of this Agreement or otherwise, Consultant and its employees hereby transfer and assign to the Company, all rights, title and interest that Consultant and its employees may have in and to any work product developed under this Agreement. Consultant shall assist and cooperate with the Company in all reasonable respects and shall execute documents, give testimony and take further acts as reasonably requested by the Company to acquire, transfer, maintain and enforce any intellectual property rights and other legal protection for the work product.

6 **Company Property; Returning Company Documents**. Consultant acknowledges that Consultant has no expectation of privacy with respect to the Company's telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages, and voice messages) and that Consultant's activity and any files or messages on or using any of those systems may be monitored or reviewed at any time without notice. Consultant further acknowledges that any property situated on the Company's premises or systems and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. At the time of termination

of the Relationship, Consultant will deliver to the Company (and will not keep in Consultant's possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by Consultant or Consultant's personnel pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns.

7 **Termination Certification.** In the event of the termination of the Relationship, Consultant shall sign and deliver the "Termination Certification" attached hereto as Exhibit C; however, Consultant's failure to sign and deliver the Termination Certification shall in no way diminish Consultant's continuing obligations under this Agreement.

8 **Notice to Third Parties.** During the periods of time during which Consultant is restricted in taking certain actions by the terms of Section 9 (Solicitation of Employees, Consultants and Other Parties) of this Agreement (the "Restriction Period"), to the extent applicable, Consultant shall inform any entity or person with whom Consultant may seek to enter into a business relationship (whether as an owner, employee, independent contractor or otherwise) of Consultant's contractual obligations under this Agreement. Consultant acknowledges that the Company may, with or without prior notice to Consultant and whether during or after the term of the Relationship, notify third parties of Consultant's agreements and obligations under this Agreement. Upon written request by the Company, Consultant will respond to the Company in writing regarding the status of Consultant's engagement or proposed engagement with any party during the Restriction Period.

9 **Solicitation of Employees, Consultants and Other Parties.** As described above, Consultant acknowledges that the Company's Confidential Information includes information relating to the Company's employees, consultants, customers and others, and Consultant will not use or disclose such Confidential Information except as authorized by the Company in advance in writing. Consultant further agrees as follows:

a. Employees, Consultants. During the term of the Relationship, and for a period of twelve (12) months immediately following the termination of the Relationship for any reason, whether with or without cause, Consultant shall not, directly or indirectly, solicit any of the Company's employees or consultants to terminate their relationship with the Company, or attempt to solicit employees or consultants of the Company, either for Consultant or for any other person or entity.

b. Other Parties. During the term of the Relationship, Consultant will not influence any of the Company's clients, licensors, licensees or customers from purchasing Company products or services or solicit or influence or attempt to influence any client, licensor, licensee, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

10 **Independent Contractor.** Consultant's relationship with the Company will be that of an independent contractor and not that of an employee.

11 **Method of Provision of Services.** Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant's own

expense, employ or engage the services of such employees, subcontractors, partners, or agents, as Consultant deems necessary to perform the Services (collectively, the "Assistants"). The Assistants are not and shall not be employees of the Company, and Consultant shall be wholly responsible for the proper performance of the Services by the Assistants such that the results are satisfactory to the Company. Consultant shall expressly advise the Assistants of the terms of this Agreement, and further represents and warrants that each of its Assistants has executed with Consultant a written agreement pursuant to which each such Assistant agrees to confidentiality and Invention assignment terms at least as protective of the Company as those set forth in this Agreement. Except as authorized by Company, in no event shall any of the Services be performed for the Company at the facilities of a third party or using the resources of a third party.

12 **No Authority to Bind Company.** Consultant acknowledges and agrees that Consultant and its Assistants have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

13 **No Benefits.** Consultant acknowledges that Consultant and its Assistants shall not be eligible for any Company employee benefits and, to the extent Consultant otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

14 **Taxes; Indemnification.** Consultant shall have full responsibility for all applicable taxes for all compensation paid to Consultant or its Assistants under this Agreement, including any withholding requirements that apply to any such taxes, and for compliance with all applicable labor and employment requirements with respect to Consultant's self-employment, sole proprietorship or other form of business organization, and with respect to the Assistants, including state worker's compensation insurance coverage requirements and any U.S. immigration visa requirements. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties or interest with respect to such taxes, labor or employment requirements, including any liability for, or assessment of, taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or its Assistants or any liability related to the withholding of such taxes.

15 **Consulting or Other Services for Competitors.** Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the term of the Relationship, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies whose businesses or proposed businesses in any way involve products or services which would be competitive with the Company's products or services, or those products or services proposed or in development by the Company during the term of the Relationship (except for those companies, if any, listed on Exhibit D hereto). If, however, Consultant decides to do so, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, become employed by, or to provide services to and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, the interests of the Company or further services which the Company might request of Consultant. If the Company determines that such work conflicts with the terms of this Agreement, the Company reserves the right to terminate this Agreement immediately.

16 **Conflicts with this Agreement.** Consultant represents and warrants that neither Consultant nor any of the Assistants is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant's performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant represents and warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties or in the performance of services for third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant shall not bundle with or incorporate into any deliverables provided to the Company hereunder any third-party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant's obligations under this Agreement. Consultant will not infringe upon any copyright, patent, trade secret or other property right of any former employer, client or third party in the performance of the Services. Consultant acknowledges and agrees that Consultant has listed on Exhibit D all agreements (e.g., non-competition agreements, non-solicitation of customers agreements, non-solicitation of employees agreements, confidentiality agreements, inventions agreements, etc.), if any, with a current or former client, employer, or any other person or entity, that may restrict Consultant's ability to perform services for the Company or Consultant's ability to recruit or engage customers or service providers on behalf of the Company, or otherwise relate to or restrict Consultant's ability to perform Consultant's duties for the Company or any obligation Consultant may have to the Company. Consultant shall not enter into any written or oral agreement that conflicts with the provisions of this Agreement.

17 **Indemnification**

a. Consultant shall defend, indemnify and hold harmless the Company, its officers, directors, shareholders, members, employees and agents, from any and all costs, losses, expenses, claims, suits, actions, damages, liabilities, fines, penalties, reasonable attorneys' fees, court costs or other consequences resulting from (i) Consultant's or its Assistants breach of this Agreement (including the Schedule attached as Exhibit A, in its current form and as revised and amended hereunder); (ii) injury to persons, and damage to property caused by Consultant or its Assistants or employees; (c) any negligent, reckless or intentionally wrongful act of Consultant or Consultant's Assistant or Consultant's or Consultants Assistants fraud, misrepresentation, negligence or willful misconduct; (d) any breach by Consultant or its Assistants of any of the covenants contained in this Agreement, (iii) any failure of Consultant or its Assistants to perform the Services in accordance with all applicable laws, rules and regulations,.

b. The Company shall defend, indemnify and hold harmless the Consultant from any and all costs, losses, expenses, claims, suits, actions, damages, liabilities, fines, penalties,

reasonable attorneys' fees, court costs or other consequences resulting from the Company's material breach of this Agreement;

18. <u>**Limitation of Liability**</u>

a. **No Consequential Damages.** In no event shall either Party be liable to the other for any special, indirect, incidental, consequential, exemplary, multiplied or punitive damages (including without limitation, any damages resulting from loss of revenues, or profits, or loss of business) resulting from, arising out of or relating to this Agreement and the related Consulting Services to be performed, even if foreseeable or if such Party has been advised of the possibility of such damages.

b. **Liability Limitation.** Either Party's liability resulting from, arising out of or relating to this Agreement, the Consulting Services to be performed, or any related matters, shall be strictly limited to direct damages actually proven to a court of competent jurisdiction, and the amount of all such damages in the aggregate for all occurrences shall not exceed the amounts actually paid by the Company to the Consultant. That notwithstanding, this liability, limitation clause for direct damages shall not be limited to such amount in the event that the Consultant has breached any of the terms of the Agreement, or pursuant to a Consultant indemnification of Company pursuant to the terms of this Agreement.

19. <u>**Representations and Warranties**</u>

a. The Consultant represents and warrants that the Consulting Services to be provided and performed hereunder will be of professional quality, conforming to generally accepted industry practices; and that Consultant and its personnel shall have the proper skill, training, experience and background, and shall use its commercially best efforts to perform the Consulting Services in a competent, professional and timely manner.

b. Consultant represents and warrants that neither Consultant nor any of the Assistants is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant's performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant represents and warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties or in the performance of services for third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties.

c. Consultant acknowledges and agrees that Consultant has listed on <u>Exhibit D, if any,</u> all agreements (e.g., non-competition agreements, non-solicitation of customers agreements, non-solicitation of employees agreements, confidentiality agreements, inventions agreements, etc.), if any, with a current or former client, employer, or any other person or entity, that may restrict Consultant's ability to perform services for the

Company or Consultant's ability to recruit or engage customers or service providers on behalf of the Company, or otherwise relate to or restrict Consultant's ability to perform Consultant's duties for the Company or any obligation Consultant may have to the Company. Consultant shall not enter into any written or oral agreement that conflicts with the provisions of this Agreement.

d The Consultant shall be solely responsible for the conduct and/or actions of Consultant, its Assistants or its personnel or agents, which are outside the realm contemplated by this Agreement, and if Company is made a party to any lawsuit, legal action, claim, demand or obligation, caused by or for which Consultant is responsible, then Consultant agrees that it shall indemnify, defend and hold harmless the Company, and each of its officers, directors, shareholders, employees, agents and representatives against any and all lawsuits, legal actions, claims, demands or obligations, including all costs, liabilities and attorneys' fees, and as further amplified, above.

e. The Parties acknowledge that the Consultant is an independent contractor and is not an employee of the Company. The Consultant represents and warrants that it is not authorized for any purpose, or in any manner, to bind the Company, nor is the Consultant authorized to make any representations or agreements on behalf of the Company, unless requested or authorized to do so, in writing.

20. <u>**Term and Termination**</u>

a. **Term.** The Term of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) years, subject to the termination provisions contained herein (the "Initial Term"). Upon expiration of the Initial Term, unless the Parties negotiate and mutually agree, in writing, to extend or renew the Initial Term for an additional period of similar or like multiple years, this Agreement shall automatically renew for separate one (1) year annual renewal Terms (the "Renewal Term"), unless terminated earlier in accordance with this Agreement.

b. **Termination or Expiration.** Termination or expiration of this Agreement refers to the termination of the Parties' respective commitments and obligations hereunder, from and after the date of termination, but does not relieve the Parties of their respective obligations incurred either prior to or after the date of termination or expiration, as set forth herein. Promptly, upon termination or expiration, Consultant shall inform the Company of the extent to which performance of the Consulting Services have been completed through the date of termination or expiration, wind up its work in a commercially reasonable manner, preserve items of value created prior to termination, and deliver to the Company, all work in progress.

c. **Termination of Consultant by Company for Cause.** The Company, by its Board of Directors, may suspend and terminate this Agreement, for Cause, at any time, upon the material breach of any term or condition contained in this Agreement, including the fraud, gross negligence or willful misrepresentation of the Consultant, where the Company by its Board of Directors, has first provided to Consultant, written Notice of such material breach, setting it forth in sufficient detail, with a thirty (30) day cure

period, of curable, in order to allow Consultant the opportunity to cure said material breach. Unless the Parties agree, in writing, to extend the cure period, Consultant's failure to cure the specifically identified material breach in said 30-day period shall form the basis for termination of this Agreement. Upon such termination, the Company shall have no obligation to Consultant, other than as follows: (i) payment of Consultant's incurred , but unreimbursed expenses, if pre-approved pursuant to terms of this Agreement; and (ii) the honoring, issuance and remittance of any and all previously vested and accrued stock and benefits set forth hereunder, as of the termination date.

d. **Termination by Consultant against Company for Cause.** Consultant may terminate this Agreement with the Company, for Cause, at any time, upon the material breach of any term or condition contained in this Agreement, including the non-payment of Consultant's compensation, or issuance of stock grants or options, and other accrued benefits, where Consultant has first provided to the Company, written Notice of such material breach, setting it forth in sufficient detail, with a thirty (30) day cure period, in order to allow Company the opportunity to cure said material breach. Unless the Parties agree, in writing, to extend the cure period, the Company's failure to cure the specifically identified material breach in said 30-day period shall form the basis for termination of this Agreement. Upon such termination, the Company shall remain obligated to Consultant as follows: (i) payment of the Consultant's undisputed earned and unpaid compensation; (ii) payment of Consultant's incurred, but unreimbursed expenses if pre-approved pursuant to terms of this Agreement; and (iii) the honoring, issuance and remittance of any stock vested and accrued prior to the date of material breach of this Agreement, as set forth hereunder. In furtherance thereof, if the Company fails to meet or pay its obligations as set forth above, after Consultant has provided to the Company its written Notice of Default with a thirty (30) day cure period; and the Company has not cured the stated default, then the Consultant shall be entitled to enforce its legal rights, and seek judgment against the Company for damages, as determined by a Court of competent jurisdiction.

e. **Termination of Consultant by Company without Cause.** The Company, by its Board of Directors, may terminate this Agreement, without Cause, at any time. In such event, the Company shall remain obligated to: (i) pay Consultant's incurred, but unreimbursed expenses if pre-approved pursuant to terms of this Agreement; and (ii) honor, issue and remit to Consultant, any and all vested and accrued stock set forth hereunder. In furtherance thereof, if the Company fails to meet or pay its obligations as set forth above, after Consultant has provided to the Company its written Notice of Default with a thirty (30) day cure period; and the Company has not cured the stated default, then the Consultant shall be entitled to enforce its legal rights, and seek judgment against the Company for damages as determined by a Court of competent jurisdiction.

f. **Termination by Consultant without Cause.** The Consultant may terminate this Agreement, without Cause, at any time, upon providing to the Company, its thirty (30) day written Notice of its Intent to Terminate. In such event, the Company shall have no obligation to the Consultant other than: (i) expenses if pre-approved pursuant to terms

of this Agreement; (ii) payment of Consultant's incurred but unreimbursed expenses; and (iii) the honoring, issuance and remittance of all vested and accrued as of the termination date. In furtherance thereof, if the Company fails to meet or pay its obligations as set forth above, after Consultant has provided to the Company its written Notice of Default with a thirty (30) day cure period; and the Company has not cured the stated default, then the Consultant shall be entitled to enforce its legal rights, and seek judgment against the Company for damages, as determined by a Court of competent jurisdiction.

18. **Assignment** The Consultant shall not assign or transfer this Agreement or delegate any of its Consulting Services obligations set forth hereunder in Exhibit A, to any third party without the prior written consent of the Company.

19. **Notices** Any and all notices required or which may be given under, or in connection with this Agreement, shall be in writing, and shall be sufficient if either: (i) personally delivered to the other Party with an acknowledged receipt, executed and dated by the recipient; (ii) sent by overnight mail, with receipt executed and dated by the recipient; or (iii) sent by certified U.S. mail, return receipt requested, to the Parties, at the addresses set forth above, or at such other address as either Party may designate for itself, by written notice to the other. Such notices shall be deemed given when received, which in the case of mailed notices, shall be the date of delivery (or first date of attempted delivery in the case of inability to deliver, including without limitation, recipient's failure or refusal to accept delivery) as specified on the return receipt.

20. **Waiver and Severability** Failure by either Party to enforce any term or condition of this Agreement will not be deemed a waiver of future enforcement of that or any other term or condition. If any term or provision of this Agreement is held to be invalid, void or unenforceable for any reason, by a court of competent jurisdiction, then the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect as if this Agreement had been executed with the invalid portion eliminated.

21. **Survival** In addition to any provisions specifically identified as such hereunder, any provision that contemplates performance or observance subsequent to any termination or expiration of this Agreement (in whole or in part) shall survive any termination or expiration of this Agreement (in whole or in part, as applicable) and continue in full force and effect.

22. **Cumulative Remedies** Except as otherwise expressly provided, all remedies provided for herein shall be cumulative, and in addition to, and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

23. **Governing Law** This Agreement shall be construed in accordance with and governed for all purposes, by the laws and public policy of the State of Texas, except as it pertains to conflict of laws principles. Jurisdiction and venue shall be conferred upon the state and federal courts located in the City of Dallas in the state of Texas.

24. **Entire Agreement** This Agreement contains the entire understanding of the Parties with respect to the Consulting Services and subject matter contained herein and supersedes the

effectiveness of all other prior agreements and understandings between the Parties or between the Consultant and the Company with respect to such Consulting Services and subject matter.

25. **Amendment** The Parties agree that this Agreement may not be amended, supplemented, canceled, or discharged, except by written instrument executed by the Party against whom enforcement is sought.

26. **Binding Effect** The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business.

27. **Headings** The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

28. **Counterparts** The Parties agree that this Agreement may be signed in two (2) or more counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument.

THIS PORTION INTENTIONALL LEFT BLANK

IN WITNESS WHEREOF, the Parties hereto have executed, or have caused to have executed, this Agreement as of the day and year first above written.

Healthcare Solutions Holdings, Inc.

By: ______________________________

Jonathan Loutzenhiser
Executive Vice President

168 Capital, Inc.

By: ______________________________

Alex Kozlovski
President

EXHIBIT A
SCHEDULE OF WORK

The Consultant shall provide to the Company, the following Consulting Services on an ongoing basis during the term of the Agreement:

a. Assist and advise and consult in an effort to improve financial performance of the Business by increasing Business profits and decreasing Business expenses.

b. Assist and advise the Company and Senior Management in the identification of market opportunities, projects, and strategic partnerships, and the inherent market, execution, and budgetary risks.

c. Subject to Company's authorization, Promote, market, and introduce parties to the services provided by Company

d. Be available on a reasonable basis to perform the above services

e. Any and all other reasonable requests for service

EXHIBIT B

COMPENSATION

For Services rendered by Consultant under this Agreement from the Effective Date of this Agreement:

a. Upon the execution of a formal agreement between the Company and American Development Partners (ADP), their affiliates and/or assigns to commit to develop One Hundred (100) Urgent Care Centers and Twenty-five (25) Ambulatory Surgery Centers with an aggregate notional value of Five Hundred Million Dollars ($500,000,000), the Company shall issue to the Consultant Nine Million (9,000,000) Warrants convertible and exercisable into Class A Common Stock as consideration for the introduction and execution of a formal agreement between the Company and American Development Partners (ADP), Said Warrants shall not be earned nor issued until such time that the Company has executed said formal agreement with ADP and a Super 8K filing and/or go public event that lists the Company publicly. Included herein as Exhibit C is an example of the formal Warrant Agreement that will be executed between the Parties.

EXHIBIT C

WARRANT AGREEMENT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Company Name: Healthcare Solutions Holdings, Inc.

Warrant Shares: [9,000,000] **Issue Date: December 1, 2018**

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, 168 Capital, Inc. (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date as set forth above (the "Issue Date") and on or prior to 5:00 p.m. (New York City time) on November 30, 2023 (the "Termination Date") but not thereafter, to subscribe for and purchase from Healthcare Solutions Holdings, Inc., a Delaware corporation (the "Company"), up to the number shares set forth above (as subject to adjustment hereunder, the "Warrant Shares") of Common stock, par value $0.001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1(b), subject to adjustment as set forth herein.

Section 1. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail with return receipt requested (or e-mail attachment to an e-mail with return receipt requested) of the Notice of Exercise in the form annexed hereto (the "Notice of Exercise"). On the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier's check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of

guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has exercised the rights to purchase all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation together with the final Notice of Exercise as delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases, and the records of the Company shall be deemed controlling in the absence of manifest error. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder acknowledges and agrees that, by reason of the provisions of this Section 1(a), following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.001, subject to adjustment hereunder (the "Exercise Price").

(c) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall issue the Warrants Shares purchased hereunder in book entry format in the books and records of the Company.

(ii) Delivery of New Warrants Upon Partial Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(iv) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense of the Company in respect of the issuance of such Warrant Shares, all of which taxes and Company expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established

clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

Section 2. Certain Adjustments.

(a) Stock Splits. If any time while this Warrant is outstanding, the Company effects a forward split or reverse split of the Common Stock, the number of Warrant Shares shall be appropriately adjusted, with any partial resulting Warrant Share being rounded up to the next nearest whole number and the Exercise Price shall be proportionately adjusted such that the aggregate Exercise Price payable hereunder shall remain unchanged. By way of example and not limitation, (i) in the event that the Company effects a two-for-one forward split of the Common Stock, wherein each issued and outstanding share of Common Stock is converted into two shares of Common Stock, the number of Warrant Shares shall be doubled to and the Exercise Price shall be reduced by 50% to $__________; and (ii) in the event that the Company effects a one-for-two reverse split of the Common Stock, wherein each two issued and outstanding shares of Common Stock are converted into one share of Common Stock, the number of Warrant Shares shall be reduced by 50% and the Exercise Price shall be increased by 100% to $__________.

(b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in section __________ on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor

entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 2(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(c) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Notice to Holder of Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 2, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(e) Voluntary Adjustment by Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then-current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 3. No Transfer of Warrant. This Warrant may not be transferred by the Holder to any other person or entity without the prior written approval of the Company, to be given or withheld in the sole discretion of the Company, and any such attempted transfer in violation of such limitation shall be null and void and of no force or effect.

Section 4. Miscellaneous.

(a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1(c)(i), except as expressly set forth in Section 2. Without limiting any rights of a Holder to receive cash payments pursuant to Section 1(c)(iii), in no event shall the Company be required to net cash settle an exercise of this Warrant.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that

upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be delivered to:

If to the Holder:

Notice Contact: ____________

If to the Company:

Notice Contact: ____________

(e) Attorneys' Fees. In the event that either Party institutes any action or suit to enforce this Warrant or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

(f) Amendments; No Waivers; No Third-Party Beneficiaries.

(i) Other than as specifically set forth herein, this Warrant may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties.

(ii) Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(iii) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Warrant. No exercise of any right or remedy with respect to a breach of this Warrant shall preclude exercise of any other right or remedy, as

appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(g) No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Warrant or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

(h) Expenses. Unless otherwise contemplated or stipulated by this Warrant, all costs and expenses incurred in connection with this Warrant shall be paid by the Party incurring such cost or expense.

(i) Successors and Assigns; Benefit. The provisions of this Warrant shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Other than as specifically set forth herein, nothing in this Warrant, expressed or implied, shall confer on any person or entity other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Warrant.

(j) Governing Law; Etc. This Warrant, and all matters based upon, arising out of or relating in any way to the transactions contemplated herein, as well as the interpretation, construction, performance and enforcement of this Warrant, shall be governed by the laws of the United States and the State of Texas, without regard to any jurisdiction's conflict-of-laws principles.

(k) Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Warrant were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

(l) Severability. If any provision of this Warrant is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Warrant shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Warrant so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

(m) Entire Agreement. This Warrant constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

(n) Arm's Length Bargaining; No Presumption Against Drafter. This Warrant has been negotiated at arm's-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Warrant. No presumption in favor of or against any Party in the construction or interpretation of this Warrant or any provision hereof or thereof shall be made based upon which person or entity might have drafted this Warrant or such provision.

(o) Counterparts. This Warrant may be executed in two or more counterparts, all of

which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

(p) Currency. All dollar amounts are in U.S. dollars.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Issue Date.

Healthcare Solutions Holdings, Inc.

By: ____________________

Name: ____________________

Title: ____________________

Agreed and accepted:

Holder Name: 168 Capital, Inc.

By: ____________________

Name: ____________________

Title: ____________________